Form of Participation Agreement Amendment

AMENDMENT TO PARTICIPATION AGREEMENTS

Fidelity Investments Life Insurance Company ("Company"), Fidelity Distributors Corporation ("Underwriter") and each of Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III and Variable Insurance Products Fund IV (each, a "VIP Fund") hereby agree to amend each of the four separate Participation Agreements that the Company and the Underwriter have entered into with each VIP Fund, by replacing Schedule A in its entirety with the revised Schedule A.

Although the parties have executed this Amendment in a single form for administrative convenience, this Amendment shall amend each separate participation agreement for each VIP Fund, as though the Company and the Distributor had executed a separate, identical form of Amendment with each VIP Fund. No rights, responsibilities or liabilities of any Fund shall be attributed to any other VIP Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.

FIDELITY INVESTMENTS LIFE INSURANCE COMPANY	FIDELITY DISTRIBUTORS CORPORATION
By: ________________________	By: ________________________
Name: ________________________	Name: ________________________
Title: ________________________	Title: ________________________
VARIABLE INSURANCE PRODUCTS FUND VARIABLE INSURANCE PRODUCTS FUND II VARIABLE INSURANCE PRODUCTS FUND III, and VARIABLE INSURANCE PRODUCTS FUND IV
By: ________________________
Name: ________________________
Title: ________________________

SCHEDULE A

SEPARATE ACCOUNTS AND CONTRACTS

Name of Separate Account and Date Established by Board of Directors	Form Number* and Name of Contract Funded by Separate Account

Fidelity Investments Variable Annuity Account I, established July 22, 1987	FVA-88200 FVA-88201 FVIA-92100 NRR - 96100 NRR - 96101 VA-1/87
Fidelity Investments Variable Life Account I, established July 22, 1987	VUL-2003-GEN SVUL-2003-GEN

* Refers to the basic contract. While there are state specific contracts having different contract numbers, they are variations of these basic contracts.